Exhibit 10.2
GUARANTEE
FOR VALUE RECEIVED, in consideration of the sum of One Dollar ($1.00) paid by Rockwell Automation, Inc., a Delaware corporation (“Automation”), and Rockwell Collins, Inc., a Delaware corporation (“Collins” and collectively with Automation, “Sellers”), to Teledyne Technologies Incorporated, a Delaware corporation (“Guarantor”), the receipt and sufficiency of which is hereby acknowledged, and in consideration for, and as an inducement to Sellers entering into the Purchase Agreement of even date herewith (the “Agreement”) by and among Sellers and Teledyne Brown Engineering, Inc., a Delaware corporation and wholly-owned subsidiary of Guarantor (“Buyer”), Guarantor, for itself and its successors in interest, hereby irrevocably and unconditionally guarantees to each Seller and each other member of the Seller Group (as defined in the Agreement), the full, faithful and punctual payment, performance and observance by Buyer of all of the covenants, agreements and obligations of Buyer set forth in the Agreement or arising out of a breach thereof and the full and punctual payment of all expenses (including legal fees and disbursements) incurred by any Seller or any other members of the Seller Group in enforcing the performance of this Guarantee, in each case without requiring any notice of nonpayment or nonperformance or proof of notice or demand (except as provided in Section 3 hereof) in order to charge Guarantor therefor, all of which Guarantor hereby expressly waives; provided, that Guarantor shall be entitled to assert all rights, defenses and counterclaims (other than Reorganization Events, as defined in Section 12 hereof, and any rights, defenses or counterclaims based upon lack of authority, capacity, legal right or power of Buyer to enter into and/or perform its obligations under the Agreement) to which Buyer is entitled under the Agreement in connection with the performance of Buyer’s obligations thereunder.
Guarantor also agrees as follows:
1. This Guarantee shall not be impaired or affected by (i) the illegality, irregularity, invalidity or unenforceability, in whole or in part, of, or any defect in, the Agreement or any legal or equitable defense or right available to Buyer or any of its Affiliates (as defined in the Agreement) under or with respect thereto, (ii) any modification, supplement, extension or amendment of any contract or agreement to which any Seller and Buyer may hereafter agree, (iii) any modification or other alteration of any obligation hereby guaranteed, (iv) any agreement or arrangement whatsoever with Buyer, any of its Affiliates or anyone else, (v) the failure or invalidity of, or any defect in, any security or collateral or other guarantee given to secure the performance of any obligation guaranteed hereby or (vi) any other circumstances whatsoever (other than complete performance of all obligations guaranteed hereby) that might constitute a legal or equitable discharge, release or defense of a guarantor or surety or that might otherwise limit recourse against Guarantor. Notwithstanding the foregoing, (i) Guarantor shall be entitled to assert all rights, defenses and counterclaims (other than Reorganization Events and any rights, defenses or counterclaims based upon lack of authority, capacity, legal right or power of Buyer to enter into and/or perform its obligations under the Agreement) to which Buyer is entitled under the Agreement in connection with Buyer’s performance of its obligations thereunder and (ii) Guarantor shall be entitled to rely on, and assert as a defense to its obligations hereunder, any and all waivers, amendments or modifications granted by Sellers in favor of Buyer pursuant to and in accordance with the terms of the Agreement.
2. With respect to the Agreement, Sellers shall have the right to grant to Buyer any indulgence or extension of time for any payment or payments or for performance of any obligation, may accept partial performance, payment or payments by Buyer, or may agree to any waiver, modification or amendment thereof, all without consent of or notice to Guarantor, without discharging or affecting in any way the liability of Guarantor hereunder; provided, however, that Guarantor shall be entitled to rely on, and assert as a defense to its obligations hereunder, any and all waivers, amendments or modifications granted by Sellers in favor of Buyer pursuant to and in accordance with the terms of the Agreement.
3. This Guarantee is an absolute and continuing guarantee of payment and performance and not of collection. No Seller shall have any obligation to resort to any other party or to any security or collateral held by any Seller nor shall any Seller have any obligation to exhaust any remedies any Seller might have against Buyer or any of its Affiliates before calling upon Guarantor for payment or performance of any obligation guaranteed hereunder, and Guarantor hereby waives any rights it may have to require any Seller to proceed against Buyer or to require any Seller to pursue any other remedy or enforce any other right; provided, however, that unless any Reorganization Event shall have occurred or Buyer shall have asserted any right, defense or counterclaim based upon lack of authority, capacity, legal right or power of Buyer to enter into and/or perform its obligations under the Agreement, no Seller shall demand or seek to enforce payment of performance by Guarantor of any obligations guaranteed hereunder unless (i) such Seller shall have first provided notice to Buyer requesting or seeking to enforce payment or performance of such obligations guaranteed hereunder, (ii) Buyer shall have agreed in writing to pay or perform such obligations or shall have been finally determined by any court of competent jurisdiction to be so obligated to pay or perform such obligations and (iii) Buyer shall have failed to so pay or perform such obligations within five days after such agreement of Buyer or final determination. Guarantor hereby unconditionally and irrevocably agrees that each agreement in writing by Buyer to pay or perform any obligations guaranteed hereunder and each final determination by any court of competent jurisdiction that Buyer is obligated to pay or perform any obligations guaranteed hereunder shall be final and binding for all purposes on Guarantor, whether or not Guarantor was involved in or a party to any such agreement, was involved in or a party to any proceedings resulting in any such determination or is otherwise bound by any such agreement or determination.
4. In case one or more of the provisions contained in this Guarantee shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Guarantee, but this Guarantee shall be construed as if such invalid, illegal or unenforceable provision or provisions had not been contained herein.

5. Except as provided in Section 3 hereof, Guarantor hereby waives presentment, demand and protest and notice of acceptance, presentment, demand or default of any instrument and all other notices to which a guarantor might otherwise be entitled.
6. This Guarantee shall continue to be effective, or shall be reinstated, as the case may be, if at any time any whole or partial payment or performance of any obligation guaranteed under this Guarantee is or is sought to be rescinded or must otherwise be restored or returned by any Seller upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Buyer or any of its Affiliates or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Buyer or any of its Affiliates or of or for any substantial part of Buyer’s or any of its Affiliates’ properties or otherwise, all as though such payments and performance had not been made. This Guarantee shall remain in effect notwithstanding any bankruptcy, reorganization or insolvency of Buyer or any of its Affiliates or of any successor thereof, or any disaffirmance or abandonment by a trustee thereof.
7. (a) This Guarantee will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State, and shall be binding upon the successors of Guarantor and shall inure to the benefit of Sellers and their respective successors and assigns. Guarantor may not assign this Guarantee or any of its obligations hereunder.
(b) Guarantor irrevocably submits to the exclusive jurisdiction of (i) the Court of Chancery in and for the State of Delaware and the Superior Court in and for the State of Delaware and (ii) the United States District Court for the District of Delaware for the purposes of any suit, action or other proceeding arising out of or relating to the transactions contemplated hereby, this Guarantee, any provision hereof or the breach, performance, enforcement, validity or invalidity of this Guarantee or any provision hereof (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Guarantor further agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to its address set forth in Section 10 hereof will be effective service of process for any action, suit or proceeding in any such courts with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Guarantor irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to the transactions contemplated hereby, this Guarantee, any provision hereof or the breach, performance, enforcement, validity or invalidity of this Guarantee or any provision hereof in (i) the Court of Chancery in and for the State of Delaware and the Superior Court in and for the State of Delaware or (ii) the United States District Court for the District of Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, Guarantor agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in law or in equity.

(c) GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY, THIS GUARANTEE, ANY PROVISION HEREOF OR THE BREACH, PERFORMANCE, ENFORCEMENT, VALIDITY OR INVALIDITY OF THIS GUARANTEE OR ANY PROVISION HEREOF.
8. This Guarantee may not be amended, modified, terminated, revoked or supplemented, in whole or in part, except by a written agreement executed by Guarantor and each Seller.
9. No failure or delay in exercising any right, power or privilege under this Guarantee will operate as a waiver thereof, nor will any waiver of any right, power or privilege under this Guarantee operate as a waiver of any other right, power or privilege under this Guarantee, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Guarantee. No waiver of any right, power or privilege under this Guarantee will be effective unless such waiver is in writing.
10. All notices, requests, claims, demands and other communications required or permitted to be given hereunder will be in writing and will be delivered by hand or telecopied, e-mailed or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service (and will be deemed duly given when so delivered by hand or telecopied, when e-mail confirmation is received if delivered by e-mail, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service)). All such notices, requests, claims, demands or other communications will be addressed as set forth below, or pursuant to such other instructions as may be designated in writing by the person to receive such notice:

If to Automation:

Rockwell Automation, Inc.
1201 South Second Street
Milwaukee, WI 53204

Attention:	Douglas M. Hagerman, Esq.
Senior Vice President,
General Counsel and Secretary
Telecopy:	(414) 382-8421
Telephone:	(414) 382-8470
E-mail:	dmhagerman@ra.rockwell.com

If to Collins:

Rockwell Collins, Inc.
400 Collins Road, NE
Cedar Rapids, IA 52498

Attention:	Gary R. Chadick, Esq.
Senior Vice President,
General Counsel and Secretary
Telecopy:	(319) 295-3599
Telephone:	(319) 295-6835
E-mail:	grchadic@rockwellcollins.com

If to Guarantor:

Teledyne Technologies Incorporated
12333 West Olympic Boulevard
Los Angeles, CA 90064

Attention:	Melanie S. Cibik, Esq.
Vice President, Associate General
Counsel and Assistant Secretary
Telecopy:	(310) 893-1607
Telephone:	(310) 893-1605
E-mail:	mcibik@teledyne.com
11. This Guarantee is an absolute and continuing Guarantee and shall remain in full force and effect until all obligations guaranteed hereby are paid or performed in full.
12. For purposes of this Guarantee, a “Reorganization Event” means the insolvency, bankruptcy, composition, assignment for the benefit of creditors, dissolution, liquidation, reorganization, arrangement, or similar proceeding with respect to Buyer or any of its affiliates or the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, Buyer or any of its affiliates or for any substantial part of Buyer’s or any of its affiliates’ properties.

IN WITNESS WHEREOF, Guarantor has executed this Guarantee as of the 26th day of July, 2006.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Dale A. Schnittjer

	Name:	Dale A. Schnittjer
	Title:	Senior Vice President and
Chief Financial Officer